EXHIBIT 1.1

[__________] UNITS

EACH UNIT CONSISTING OF

ONE SHARE OF COMMON STOCK
AND
ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

BT BRANDS, INC

UNDERWRITING AGREEMENT

_____________, 2021

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, New York 10174

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Floor

New York, New York 10004

As Representatives of the Several Underwriters, if any, named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, BT Brands, Inc., a Wyoming company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as defined below) as being subsidiaries or affiliates of BT Brands, Inc., if any, the "Company"), hereby confirms its agreement (this "Agreement") with the several underwriters (such underwriters, including the Representatives (as defined below), the "Underwriters" and each an "Underwriter") named in Schedule I hereto for which Maxim Group LLC ("Maxim") and Joseph Gunnar & Co., LLC ("Gunnar") are acting as representatives to the several Underwriters (in such capacity, the "Representatives" and each, a "Representative") on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Securities (as defined below) as soon as the Representatives deem it advisable to do so. The Public Securities are to be initially offered to the public at the public offering price set forth in the Prospectus (as defined below). The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Closing Securities (as defined below) and, if any, the Option Securities (as defined below) in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Action" shall have the meaning ascribed to such term in Section 3.1(k).

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"Affiliate" means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

"Authorizations" means all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all governmental, judicial, regulatory or administrative agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its assets or business and all third parties, foreign and domestic.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home," "shelter-in-place," "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

"Closing" means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

"Closing Date" means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters' obligations to pay the Closing Purchase Price and (ii) the Company's obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representatives and the Company.

"Closing Purchase Price" shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of underwriting discounts and commissions.

"Closing Securities" shall have the meaning ascribed to such term in Section 2.1(a)(iii).

"Closing Shares" shall have the meaning ascribed to such term in Section 2.1(a)(ii).

"Closing Units" shall have the meaning ascribed to such term in Section 2.1(a)(i).

"Closing Warrants" shall have the meaning ascribed to such term in Section 2.1(a)(iii).

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.002 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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"Company Auditor" means Boulay PLLP, with offices located at 7500 Flying Cloud Drive, Suite 800, Minneapolis, MN 55344.

"Company Counsel" means Ruffa & Ruffa, P.C.

"Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

"EDGAR" shall have the meaning ascribed to such term in Section 3.1(f).

"Environmental Laws" shall have the meaning ascribed to such term in Section 3.1(n).

"Effective Date" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, became effective, or is deemed to have become effective by the Commission, in accordance with the rules and regulations under the Securities Act.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Execution Date" shall mean the date on which the parties execute and enter into this Agreement.

"Exempt Issuance" means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.22(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

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"FINRA" means the Financial Industry Regulatory Authority.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(i).

"General Disclosure Package" shall have the meaning ascribed to such term in Section 3.1(f).

"Hazardous Materials" shall have the meaning ascribed to such term in Section 3.1(n).

"Indebtedness" means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(q).

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Lock-Up Agreements" means the lock-up agreements that are delivered on the date hereof by each of the Company's officers and directors and substantially all of the equityholders of the Company, in the form of Exhibit A attached hereto.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Material Permit" shall have the meaning ascribed to such term in Section 3.1(ff).

"Offering" shall have the meaning ascribed to such term in Section 2.1(c).

"Option Closing Date" shall have the meaning ascribed to such term in Section 2.2(c).

"Option Closing Purchase Price" shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

"Option Securities" shall have the meaning ascribed to such term in Section 2.2(a).

"Option Shares" shall have the meaning ascribed to such term in Section 2.2(a).

"Option Warrants" shall have the meaning ascribed to such term in Section 2.2(a).

"Over-Allotment Option" shall have the meaning ascribed to such term in Section 2.2(a).

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"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Preliminary Prospectus" shall have the meaning ascribed to such term in Section 3.1(f).

"Privacy and Data Security Laws" shall have the meaning ascribed to such term in Section 3.1(o).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" shall have the meaning ascribed to such term in Section 3.1(f).

"Prospectus Supplement" means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

"Public Securities" means, collectively, the Closing Securities and, if any, the Option Securities.

"Registration Statement" shall have the meaning ascribed to such term in Section 3.1(f).

"Representative Counsel" means Loeb & Loeb LLP, counsel to the Underwriters, with offices located at 345 Park Avenue, New York, New York 10154, who are acting as counsel to Maxim, or any replacement legal counsel to Maxim.

"Representative Warrants" shall have the meaning ascribed to such term in Section 4.6(e).

"Representative Warrant Shares" shall have the meaning ascribed to such term in Section 4.6(e).

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(i).

"Securities" means the Closing Securities, the Option Securities, the Warrant Shares, the Warrants and the Representative Warrants.

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"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Purchase Price" shall have the meaning ascribed to such term in Section 2.1(b).

"Shares" means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2(a).

"Subsidiary" means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement and all exhibits and schedules hereto, the Warrants, the Representative Warrants, the Warrant Agent Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means [Continental Stock Transfer & Trust Company], the transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, NY 10004, and any successor transfer agent of the Company.

"Underwriters' Information" shall have the meaning ascribed to such term in Section 6.1.

"Units" shall have the meaning ascribed to such term in Section 2.1(a)(i).

"Warrant Agent" means the Transfer Agent.

"Warrant Agent Agreement" means the warrant agent agreement by and between the Company and [Continental Stock Transfer & Trust Company], as warrant agent, in the form of Exhibit G attached hereto.

"Warrant Purchase Price" shall have the meaning ascribed to such term in Section 2.1(b).

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants and the Representative Warrants.

"Warrants" means, collectively, the Common Stock purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit E attached hereto.

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ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate (i) [__________] units (the "Units"), with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock, subject to the terms and conditions stated herein, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i) the number of Units (the "Closing Units") set forth opposite the name of such Underwriter on Schedule I hereof; and

(ii) the number of shares of Common Stock (the "Closing Shares") set forth opposite the name of such Underwriter on Schedule I hereof included in the Closing Units; and

(iii) the number of Warrants to purchase shares of Common Stock set forth opposite the name of such Underwriter on Schedule I hereof included in the Closing Units (the "Closing Warrants" and collectively with the Closing Shares, the "Closing Securities"), which Warrants shall have an exercise price of $[_____] (subject to adjustment as provided therein).

The Units have no stand-alone rights or obligations and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately at the Closing.

(b) The Underwriters, severally and not jointly, agree to purchase from the Company the number of Closing Securities set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price of $[_____] per Unit, or 92% of the public offering price of each Unit (the "Closing Purchase Price"). The combined purchase price of each Closing Unit shall be allocated as follows: $[_____] per Closing Share (the "Share Purchase Price") and $[_____] per Closing Warrant (the "Warrant Purchase Price").

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter's Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Loeb & Loeb LLP or such other location (including remotely by facsimile or other electronic transmission) as the Company and Representatives shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the "Offering").

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representatives are hereby granted an option (the "Over-Allotment Option") to purchase, in the aggregate, up to [__________] shares of Common Stock, representing fifteen percent (15%) of the Closing Shares sold as part of the Closing Units sold in the Offering (the "Option Shares"), and Warrants to purchase, in the aggregate, up to [__________] shares of Common Stock, representing fifteen percent (15%) of the Closing Warrants sold as part of the Closing Units sold in the Offering (the "Option Warrants" and, collectively with the Option Shares, the "Option Securities"), which may be purchased in any combination of Option Shares and Option Warrants at the Share Purchase Price and Warrant Purchase Price, respectively.

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(b) In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for any Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for any Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the "Option Closing Purchase Price").

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares and Option Warrants in any combination thereof within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representatives. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (each, an "Option Closing Date"), which will not be later than the earlier of (i) 45 days after the Execution Date and (ii) two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Loeb & Loeb LLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and Option Warrants specified in such notice. The Representatives may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a) At the Closing Date, the Closing Shares included in the Closing Units and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company's Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(b) At the Closing Date, the Closing Warrants included in the Closing Units and, as to each Option Closing Date, if any, the applicable Option Warrants, which Warrants shall be delivered via The Depository Trust Company's Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(c) At the Closing Date and at each Option Closing Date, if any, the applicable Representative Warrants, which Representative Warrants shall be issued in the name or names and in such authorized denominations as the Representatives may request;

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(d) At the Closing Date, the Warrant Agent Agreement duly executed by the parties thereto;

(e) At the Closing Date, the legal opinions of Company Counsel (including, without limitation, a negative assurance letter or statement) addressed to the Underwriters, dated as of the Closing Date and as to each Option Closing Date, if any, bring-down opinions and negative assurances from Company Counsel addressed to the Underwriters, in each case in form and substance satisfactory to the Representative Counsel;

(f) Contemporaneously with the execution hereof, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representatives and Representative Counsel from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down comfort letter dated as of the Closing Date and each Option Closing Date, if any;

(g) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officers' Certificate, substantially in the form required by Exhibit B attached hereto;

(h) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary's Certificate, substantially in the form required by Exhibit C attached hereto;

(i) On the Closing Date and on each Option Closing Date, if any, a duly executed and delivered Chief Financial Officer's Certificate, substantially in the form required by Exhibit D attached hereto, addressed to the Underwriters;

(j) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements; and

(k) Such other certificates, opinions or documents as the Representatives and Representative Counsel may have requested in writing in advance of the Closing (including good standing or similar certificates for the Company and its Subsidiaries).

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed or such performance shall have been waived by the Representatives;

(c) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d) the Registration Statement shall be effective on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Representatives;

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(e) by the Execution Date, if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(f) the shares of Common Stock, including the Closing Shares, the Option Shares and the Warrant Shares, and the Warrants have been approved for listing on The Nasdaq Capital Market;

(g) the Company has filed with the Commission a Form 8-A (File No. ____-______) providing for the registration pursuant to Section 12(b) under the Exchange Act of the shares of Common Stock and the Warrants; and such Form 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock or the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration; and

(h) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects (as such prospects are described in the Prospectus) or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package and Prospectus; (iii) no stop order applicable to the Company shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement, the General Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 2.4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to the Representative Counsel pursuant to this Section 2.4 shall not be reasonably satisfactory in form and substance to the Representatives and to the Representative Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the Subsidiaries of the Company are set forth on Schedule 3.1(a). Except as indicated on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company's articles of incorporation and other constitutive or organizational documents of the Company comply with the requirements of applicable Wyoming law and are in full force and effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) or anti-dilution or similar adjustments of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus or any Prospectus Supplement, (ii) such filings as are required to be made under applicable state securities laws and the rules and regulations of FINRA, and (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrants for trading thereon in the time and manner required thereby (collectively, the "Required Approvals").

(f) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The registration of the shares of Common Stock and the Warrants (which are included in the Units) under the Exchange Act has been declared effective by the Commission on the date hereof. Copies of such Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term "Registration Statement" means such registration statement on Form S-1 (File No. 333-250957), as amended, as of the relevant Effective Date, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Securities Act and the rules and regulations thereunder, as applicable. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Securities Act and the rules and regulations thereunder for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Securities Act and the rules and regulations thereunder as included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term "Prospectus" means the final prospectus in connection with this Offering as first filed with the Commission pursuant to Rule 424(b) of the Securities Act and the rules and regulations thereunder or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Company for use in connection with the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use or filed on EDGAR as defined below. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The term "General Disclosure Package" means, collectively, the Permitted Free Writing Prospectus(es) (as defined below) included on Schedule II hereto, the most recent preliminary prospectus related to this Offering, and the information included on Schedule I hereto.

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(g) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrants and the Representative Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Warrants and the Representative Warrants. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. When issued, the Warrants and Representative Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Warrants and Representative Warrants are enforceable against the Company in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

(h) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(h). The Company has not issued any capital stock other than as disclosed in the Registration Statement. No Person other than the Representatives has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. Except as set forth on Schedule 3.1(h), there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities and other applicable laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. All of the securities of the Company have been duly authorized and validly issued in accordance with all applicable laws. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and any Prospectus Supplement. The offers and sales of the Company's securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

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(i) SEC Reports. (i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Financial Statements. The financial statements of the Company, including the notes thereto and supporting schedules, included in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" fairly present, on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included therein. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(iii) Material Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, and the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in or filed as an exhibit to the Registration Statement, the General Disclosure Package, the Prospectus, any Prospectus Supplement or the SEC Reports, or (ii) is material to the Company's business, has been duly authorized and validly executed by the Company (each, a "Material Agreement"), is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. No such Material Agreement has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. Performance by the Company of the material provisions of the Material Agreements will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, or the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the issuance of Common Stock Equivalents as disclosed in the Registration Statement. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Registration Statement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k) Litigation. There has not been, and to the knowledge of the Company there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Environmental Laws. To the extent applicable to the Company and its Subsidiaries, the Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Privacy and Data Security Laws and Regulations. The Company and its Subsidiaries have (A) operated and currently operate their respective businesses in a manner compliant with all applicable foreign, federal, state and local laws and regulations, all contractual obligations and all Company policies (internal and posted) related to privacy and data security applicable to the Company's and the Subsidiaries' collection, use, handling, transfer, transmission, storage, disclosure and/or disposal of the data of their respective customers, employees and other third parties (the "Privacy and Data Security Laws"), and (B) implemented, monitored and have been and are in compliance with, applicable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Laws, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no loss or unauthorized access, use, modification or breach of security of customer, employee or third party data maintained by or on behalf of the Company and its Subsidiaries, and neither the Company nor any of the Subsidiaries has notified, nor has the current intention to notify, any customer, governmental entity or the media of any such event with regard to any material data breach.

(p) Title to Assets. Except as set forth in Section 3.1(p) of the Disclosure Schedules, the Company and its Subsidiaries have good and marketable title in fee simple or have valid and marketable rights to lease or otherwise use all real property and personal property used by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

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(q) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package or the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). To the knowledge of the Company, the Company is not now infringing, and upon commercialization, will not infringe, any valid claim of any issued patents, copyrights or trademarks of others. Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package, the Prospectus or the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Company's business or planned business as described in the Registration Statement, the General Disclosure Package or the Prospectus violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. The Company carries (or will carry at the Closing Date) and is entitled to the benefits of directors and officers insurance coverage at least equal to $[          ]. There are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(s) Transactions with Affiliates and Employees. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Accounting Controls. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company's disclosure controls and procedures and internal controls are effective. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, the Prospectus or the Prospectus Supplement, if any, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries designed to record, process, summarize and report the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act within the time periods specified in the Commission's rules and forms. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and the Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and the Subsidiaries.

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(u) Certain Fees. Except as set forth in the Registration Statement, the General Disclosure Package and Prospectus or any Prospectus Supplement, no brokerage or finder's fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any of its stockholders that may affect the Underwriters' compensation, as determined by FINRA. Other than payments to the Underwriters for this Offering, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period preceding the initial filing of the Registration Statement through the 90-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Compliance with Exchange Act. (i) The Company has filed with the Commission a Form 8-A (File No. ___-_____) providing for the registration of the shares of Common Stock and the Warrants pursuant to Section 12(b) under the Exchange Act. The registration of the Common Stock and Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the shares of Common Stock and the Warrants under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock and Warrants are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The shares of Common Stock, including the Closing Shares, the Option Shares and the Warrant Shares, and the Warrants, including the Closing Warrants, the Option Warrants and the Representative Warrants, have been approved for listing on The Nasdaq Capital Market, subject to official notice of issuance. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such applicable listing and maintenance requirements of The Nasdaq Capital Market.

(ii) Compliance with Continued Listing Requirements. The Company has taken all necessary actions to ensure that, upon such time as The Nasdaq Stock Market LLC shall have approved the shares of Common Stock and Warrants for listing, it will be in compliance with all applicable corporate governance requirements set forth in the rules of The Nasdaq Stock Market LLC that are in effect.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

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(z) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations thereunder. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters' Information. As of its date and the date hereof, the General Disclosure Package did not and does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus), in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transactions contemplated in the Transaction Documents that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The statistical and market-related data included in each of the General Disclosure Package, the Prospectus and any Prospectus Supplement are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources. The Company has obtained all consents required for the inclusion of such statistical and market-related data in each of the General Disclosure Package, the Prospectus and any Prospectus Supplement. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package, the Prospectus or any Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

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(aa) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of The Nasdaq Capital Market.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

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(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any employee or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are designed to cause the Company to comply in all material respects with the FCPA.

(ee) Accountants. The Company Auditor, whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Exchange Act. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ff) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, orders, licenses and permits issued by the appropriate federal, state, local or foreign governmental or regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package or the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a "Material Permit"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all foreign regulation on the Company's business as currently contemplated are correct in all material respects.

(gg) Stock Option Plans. Each stock option granted by the Company under the Company's stock option plan was granted (i) in accordance with the terms of the Company's stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not granted, and there is no and has been no Company policy or practice to grant, stock options prior to, or otherwise coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) U.S. Real Property Holding Corporation; PFIC. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (including the applicable rules and regulations promulgated thereunder, the "Code"). Based on the Company's current income and assets and projections as to the value of its assets and the market value of its Common Stock, including the current and anticipated valuation of its assets, the Company does not believe it was a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the Code, for its most recent taxable year, and does not expect to become a PFIC for its current taxable year or in the foreseeable future.

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(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), or to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements and money laundering statutes of the United States and, to the Company's knowledge, all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including of the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll) D&O Questionnaires. All information contained in the questionnaires most recently completed by each of the Company's directors and officers and, to the Company's knowledge, beneficial owner of 5% or more of the Company's Common Stock or Common Stock Equivalents is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(mm) FINRA Affiliation. No officer, director or any beneficial owner of 5% or more of the Company's shares of Common Stock or Common Stock Equivalents has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA. No Company Affiliate has made a subordinated loan to any member of FINRA. No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the Prospectus and any Prospectus Supplement) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Prospectus and any Prospectus Supplement, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Representatives or any of the Underwriters named on Schedule I hereto within the 180-day period prior to the initial filing date of the Prospectus. Except as disclosed in the Registration Statement and except for securities issued to the Representatives as disclosed in the Prospectus and any Prospectus Supplement, and securities sold by the Representatives on behalf of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member. No FINRA member participating in the Offering has a conflict of interest with the Company. For this purpose, a "conflict of interest" exists when a FINRA member, the parent or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own 5% or more of the Company's outstanding subordinated debt or common equity, or 5% or more of the Company's preferred equity. "FINRA member participating in the Offering" includes any associated person of a FINRA member that is participating in the Offering, any member of such associated person's immediate family and any affiliate of a FINRA member that is participating in the Offering. "Any person associated with a FINRA member" means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member. When used in this Section 3.1(mm) the term "affiliate of a FINRA member" or "affiliated with a FINRA member" means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Representatives and the Representative Counsel if it learns that any officer, director or owner of 5% or more of the Company's outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

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(nn) Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or the Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(oo) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned "Management." The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors will qualify as "independent" as defined under the rules of the Trading Market within twelve months from the Effective Date in accordance with the applicable "phase-in" requirements of the Trading Market.

(pp) ERISA. The Company is not a party to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the "Employee Plans." An "ERISA Affiliate" of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA. The Registration Statement, Preliminary Prospectus, the Prospectus and any Prospectus Supplement identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the Rules and Regulations providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies or plans are referred to collectively as "Benefit Arrangements." Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. Except as disclosed in the Registration Statement, Preliminary Prospectus, the Prospectus and any Prospectus Supplement, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No "prohibited transaction" (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(qq) COVID 19. Since the onset of the COVID-19 pandemic, the Company has complied and is in compliance, in all material respects, with all statutes, rules, or regulations applicable to the Company's business and operation relating to COVID-19, including those relating to (A) shelter-in-place, quarantine and other similar orders, (B) the maintenance of safe and acceptable working conditions, and (C) employee benefits, privacy or labor and employment, including with respect to the furlough or termination of employees, the reduction or modification of compensation or employee benefits or the administration of employee leaves of absence.

(rr) Authorizations. The Company has filed and received approval of all Authorizations issued by, and has made all declarations and filings with all federal, state, local or foreign governmental or regulatory authority that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is in compliance with and is not in violation of, or in default under, any such Authorization. To the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any Authorization or result in any other material impairment of the rights of the holder of any Authorization and the Company does not have any reason to believe that any Authorization will not be renewed in the ordinary course.

(ss) Ineligible Issuer Status. At the time of filing the Registration Statement and at the date hereof, the Company was not and is not an "ineligible issuer," as defined under Rule 405 under the Securities Act.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, as amended or supplemented, and the General Disclosure Package in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the General Disclosure Package, the Prospectus Supplement, if any, and the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or the Representative Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representatives and the Representative Counsel) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three years from the Execution Date, the Company will maintain the registration of the Common Stock and the Warrants under the Exchange Act. The Company will not deregister the Common Stock and the Warrants under the Exchange Act without the prior written consent of the Representatives.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representatives. Any such free writing prospectus consented to by the Representatives is herein referred to as a "Permitted Free Writing Prospectus." The Company represents that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus" as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representatives two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

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4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date and the date on which the Warrants and the Representative Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants and the Representative Warrants immediately and confirm the notice in writing: (i) of the cessation of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company shall file with the SEC all reports required to be filed pursuant to the Exchange Act and, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit except as required by law) the Company's financial statements included in such reports.

4.6 Reports to the Underwriters; Expenses of the Offering.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as any Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives in connection with such Underwriter's receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) Transfer Sheets. For a period of three (3) years from the Execution Date, the Company shall retain the Transfer Agent or a transfer and registrar agent reasonably acceptable to the Representatives and will furnish to the Underwriters at the Company's sole cost and expense such transfer sheets of the Company's securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the DTC.

(c) Trading Reports. During such time as the Common Stock or the Warrants are listed on the Trading Market, the Company shall provide to the Underwriters, at the Company's expense, such reports published by the Trading Market relating to price and trading of such securities, as the Underwriters shall reasonably request.

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(d) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of the Common Stock and the Warrants on the Trading Market and such other stock exchanges as the Company and the Representatives together determine; (c) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, any agreements with Selected Dealers, Underwriters' Questionnaire and Power of Attorney), Registration Statements, Prospectuses, Prospectus Supplements and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (d) the costs and expenses of the public relations firm referred to in Section 4.25; (e) the costs of preparing, printing and delivering the Securities; (f) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (h) the fees and expenses of the Company's accountants; (i) the fees and expenses of the Company's legal counsel and other agents and representatives; (j) the Underwriters' costs of mailing prospectuses to prospective investors; (k) all reasonable fees, expenses and disbursements relating to background checks of the Company's officers and directors; (l) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the "blue sky" securities laws of such states and other jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of counsel of the Representatives for such counsel's participation in the "blue sky' and stock exchange listing process); (m) the fees and expenses associated with the Underwriters' use of i-Deal's book-building, prospectus tracking and compliance software (or other similar software) for the Offering; and (n) the Company's actual "road show" expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, all out-of-pocket fees, expenses and disbursements (including legal fees and expenses) of the Underwriters incurred as a result of providing services related to the Offering to be paid by the Company to the Underwriters; provided, however, that all such costs and expenses pursuant to this Section 4.6(d), including those referenced in clauses (k) and (m) above and legal expenses of counsel to the Underwriters and otherwise, which are incurred by the Underwriters and for which the Company shall be responsible shall not exceed $125,000 in the aggregate in the event of a Closing of the Offering ($50,000 of which has been paid as an advance (the "Advance") prior to the Execution Date). In the event the offering is terminated, the Advance received against reasonable out-of-pocket expenses incurred in connection with the offering will be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(f)(2)(C). Upon any Representative's request, the Company shall provide funds to pay all such costs and expenses pursuant to this Section 4.6(d) in advance.

(e) Representative Warrants. On the Closing Date and each Option Closing Date, if any, the Company shall issue to the Representatives (and/or their designees) warrants to purchase a number of shares of Common Stock equal to eight percent (8%) of the aggregate number of Shares sold in the Offering, including any Option Shares sold in the Over-Allotment Option, if any (the "Representative Warrants"). The Representative Warrants, in the form attached hereto as Exhibit F, shall be exercisable at an initial exercise price per share of Common Stock equal to 110% of the public offering price of each Unit and expire five (5) years from the Effective Date. The Representatives understand and agree that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative Warrants and the shares of Common Stock issuable upon exercise of the Representative Warrants (the "Representative Warrant Shares") during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof the Representatives shall agree that they will not sell, transfer, assign, pledge or hypothecate the Representative Warrants, or any portion thereof, or the Representative Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering (or any successor of the any of the Representatives or of any such Underwriter or selected dealer), or (ii) a bona fide officer, manager, partner or member of any of the Representatives or of any such Underwriter or selected dealer (or any officer, manager, partner or member of any such successor); and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the applicable Representative Warrants shall be made on the Closing Date and each Option Closing Date, if any, and shall be issued in the name or names and in such authorized denominations as the Representatives may request.

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4.7 [INTENTIONALLY OMITTED]

4.8 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus and any Prospectus Supplement.

4.9 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the rules and regulations thereunder, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.10 Stabilization. Neither the Company nor any of its employees, directors or, to its knowledge, stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.11 Internal Controls. The Company will implement and maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.12 Accountants. For a period of three (3) years from the Effective Date, the Company shall continue to retain a nationally recognized, independent PCAOB registered public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.13 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 5% or greater shareholder of the Company or Person that received the Company's unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

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4.14 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters' responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

4.15 Warrant Shares. If all or any portion of a Warrant or a Representative Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant or Representative Warrant is exercised via cashless exercise, the Warrant Shares or the Representative Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants or the Representative Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.16 Board Composition and Board Designations. The Company shall ensure that: (i) qualifications of the persons serving as board members of the Company and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a "financial expert" as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.17 Securities Laws Disclosure; Publicity. At the request of the Representatives, by 9:00 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representatives shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any other press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representatives' prior written consent for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company's business.

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4.18 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.19 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option, and Warrant Shares pursuant to any exercise of the Warrants and the Representative Warrants.

4.20 Listing of Common Stock and Warrants. The Common Stock and the Warrants have been approved for trading on The Nasdaq Capital Market. The Company agrees to use its commercially reasonable best efforts to effect and maintain the trading of the Common Stock and the Warrants on The Nasdaq Capital Market for at least three (3) years after the Closing Date. The Company further agrees, if the Company applies to have the shares of Common Stock or Warrants traded on any other Trading Market, it will then include in such application all of the Closing Shares, Option Shares and Warrant Shares and all of the Warrants and the Representative Warrants, and will take such other action as is necessary to cause all of the Closing Shares, Option Shares and Warrant Shares and all of the Warrants and the Representative Warrants to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of the shares of Common Stock and the Warrants on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the shares of Common Stock and the Warrants for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.21 Right of First Refusal. The Company grants Maxim the right of first refusal (the "Right of First Refusal") for a period of eighteen (18) months from the Closing Date to act as a sole lead manager, underwriter and/or placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, any Subsidiary, or any successor to the Company (each, a "Subject Transaction"), at Maxim's sole and exclusive discretion, on terms and conditions customary to Maxim for such Subject Transactions. The Company shall provide written notice Maxim of its intention to pursue a Subject Transaction, including the material terms thereof, and if Maxim fails to exercise its Right of First Refusal with respect to such Subject Transaction within ten (10) Business Days after receipt of such written notice, then Maxim shall have no further claim or right with respect to such Subject Transaction. Maxim may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by Maxim shall not adversely affect its Right of First Refusal with respect to any other Subject Transaction during the eighteen (18) month period agreed to above. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of Maxim. The parties agree that the Right of First Refusal shall not be applicable to financing provided by or solicited from any Person who is a current holder of the Company's debt or equity.

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4.22 Subsequent Equity Sales.

(a) From the date hereof until one hundred eighty (180) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, without the prior written approval of the Representatives and subject to Section 4.21.

(b) Notwithstanding the foregoing, this Section 4.22 shall not apply in respect of an Exempt Issuance.

4.23 Capital Changes. Until one hundred eighty (180) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representatives.

4.24 Post-Offering Investments. Notwithstanding any other provision of this Agreement, including, but not limited to, Section 4.21, if within twelve (12) months following the Closing of the Offering, the Company completes any financing of equity, equity-linked or debt or other capital raising activity (other than the exercise by any Person of any options, warrants or other convertible securities) with any of the investors contacted or introduced by Maxim, then the Company shall pay Maxim upon the closing of such financing a cash fee of eight percent (8%)% of the gross proceeds of such financing and share purchase warrants covering a number of shares equal up to eight percent (8%) of the total number of shares being sold in such financing.

4.25 Financial Public Relations Firm. As of the Execution Date, the Company has retained a financial public relations firm reasonably acceptable to the Representatives and the Company, which shall initially be [____________________], which firm is experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representatives for a period of not less than two (2) years after the Execution Date.

4.26 Research Independence. The Company acknowledges that each Underwriter's research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter's research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter's investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

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ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their commercially reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event that the Closing Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the non-defaulting Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding seven (7) Business Days, in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Article shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Underwriter Indemnified Parties," and each, an "Underwriter Indemnified Party") from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company in writing with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto, which information shall consist solely of the following: the information set forth in the Prospectus in the "Price Stabilization, Short Positions" and "Electronic Distribution" sections under the caption "Underwriting" (the "Underwriters' Information"). With respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, General Disclosure Package or Prospectus, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Securities Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 4.3 hereof. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

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6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters' Information; provided, however, that in no case shall any Underwriter (or any related Underwriter Indemnified Party) be liable or responsible for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter hereunder.

6.3 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1 effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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6.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. The obligations of the Underwriters to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6.5 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.5 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

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6.6 Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their opinion will in the immediate future materially disrupt, general securities markets in the United States, or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives' opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives' judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to Maxim its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to $50,000 (which amount has been paid as an Advance prior to the Execution Date) (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Notwithstanding the foregoing, any advance received by the Representatives will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

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7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, any Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated June 17, 2021, as amended from time to time ("Engagement Agreement"), by and between the Company and Maxim, shall continue to be effective and the terms therein, including, without limitation, Section 14 thereof with respect to any future offerings, shall continue to survive and be enforceable by Maxim in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number (if any) or e-mail attachment at the e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law; Agent for Service of Process. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that it hereby irrevocably submits to the exclusive jurisdiction of the New York State and United States Federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents) that is brought against a party hereto (or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. The Company irrevocably appoints Company Counsel as its authorized agent (the "Authorized Agent") upon which process may be served in any suit or proceeding arising out of the Transaction Documents, and agrees that service of process in any manner permitted by applicable law upon the Authorized Agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of the Authorized Agent or a substitute authorized agent in full force and effect for a period of three (3) years from the date of this Agreement.

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7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

7.15 No Third Party Beneficiaries. This Agreement shall inure solely to the benefit of and shall be binding upon the Company, the Representatives, the Underwriters and the directors, officers and controlling Persons referred to in Section 6 hereof, and their respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of securities from the Underwriters.

(Signature Pages Follow)

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BT BRANDS, INC.

By:
Name:
Title:

Address for Notice

If to the Company:

BT Brands, Inc.

405 Main Avenue West, Suite 2D

West Fargo, ND 58078

Attn:	Gary Copperud, Chief Executive Officer
Kenneth Brimmer, Chief Financial Officer

E-mail: oxboro@gmail.com; kwbrimmer@gmail.com

with a copy (which shall not constitute notice) to:

Ruffa & Ruffa, P.C.

Attention: William P. Ruffa, Jr., Esq.

E-mail: bruffa@lawruffa.com

Fax: (323) 373-2870

Accepted by the Representatives, acting for themselves and as

Representatives of the Underwriters named on Schedule I hereto,

as of the date first above written:

MAXIM GROUP LLC

By:
Name:
Title:

Address for Notice:

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, New York 10174

Attention:

E-mail:

Fax:

[Signature Page to Underwriting Agreement]

37

JOSEPH GUNNAR & CO., LLC

By:
Name:
Title:

Address for Notice:

Joseph Gunnar & Co., LLC

30 Broad Street, 11th Floor

New York, NY 10004

Attention: Stephan A. Stein, President

Email: sstein@jgunnar.com

Facsimile: (212) 440-9668

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell Nussbaum, Esq.; David J. Levine, Esq.
E-mail: mnussbaum@loeb.com; dlevine@loeb.com
Fax: (212) 407-4990

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SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Closing Units	Closing Shares	Closing Warrants	Closing Purchase Price

Maxim Group LLC
Joseph Gunnar & Co. LLC
Total

39

SCHEDULE II

PERMITTED FREE WRITING PROSPECTUS

40

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[attached hereto]

41

EXHIBIT B

OFFICERS' CERTIFICATE

BT BRANDS, INC.

The undersigned, Gary Copperud and Kenneth Brimmer, the duly elected and duly qualified Chief Executive Officer and Chief Financial Officer, respectively, of BT Brands, Inc., a Wyoming corporation (the "Company"), hereby certify the following on behalf of the Company, in connection with the transactions contemplated by the Underwriting Agreement (the "Underwriting Agreement"), dated [__________], 2021, by and between the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, as representatives of the several Underwriters named on Schedule I thereto:

1.

The undersigned officers have carefully examined the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of time it became effective and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of its date and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.

Since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus.

3.

To the best of the undersigned's knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

4.

There has not been, subsequent to [__________], 2021, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect.

5.	All correspondence between the Company or its counsel and the Commission are accurate and complete in all material respects.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Securities pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Loeb & Loeb LLP and Ruffa & Ruffa, P.C. is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

42

IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate on behalf of the Company as of this [__] day of [____], 2021.

Name:	Gary Copperud
Title:	Chief Executive Officer

Name:	Kenneth Brimmer
Title:	Chief Financial Officer

[SIGNATURE PAGE TO OFFICERS' CERTIFICATE]

43

EXHIBIT C

SECRETARY'S CERTIFICATE

BT BRANDS, INC.

[__________], 2021

The undersigned, [__________], acting solely in his/her capacity as the duly elected, qualified and acting Secretary of BT Brands, Inc., a Wyoming corporation (the "Company"), and not in his/her individual capacity, hereby gives this certificate pursuant to Section 2.3(i) of that certain underwriting agreement, dated [__________], 2021, by and between the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, as representatives of the several Underwriters named on Schedule I thereto (the "Underwriting Agreement"). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The undersigned, as Secretary of the Company, hereby certifies as of the date hereof as follows:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Company's articles of incorporation, as amended, in effect on the date hereof (the "Articles of Incorporation"). The Articles of Incorporation are in full force and effect on the date hereof, and no amendments or modifications to the Articles of Incorporation have been authorized or filed with the Secretary of State of the State of Wyoming.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Company's amended and restated bylaws, in effect on the date hereof (the "Bylaws"), and no amendments or modifications to the Bylaws have been authorized.

3. Attached hereto as Exhibit C is a true, correct and complete copies of resolutions duly adopted by the Company's board of directors or a committee thereof at meetings held on [__________], 2021, in which the transactions contemplated by the Registration Statement, the Prospectus and the Transaction Documents were authorized and approved. Such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions related to the subject matter thereof.

4. Each person who, as a director or officer of the Company, signed, and delivered by facsimile, portable document file (.pdf) or otherwise (a) the Underwriting Agreement, (b) the Transaction Documents and (c) any and all other documents or instruments executed and delivered to the Representatives in connection with the transactions contemplated by the Underwriting Agreement, was duly elected or appointed, qualified and acting as such director or officer, and was duly authorized to execute and deliver such documents or other instruments at the respective times of such execution and delivery.

5. All persons who, as officers or directors of the Company or attorneys-in-fact of such officers or directors, signed, and delivered by facsimile, portable document file (.pdf) or otherwise: (a) the Registration Statement on Form S-1, as amended (File No. 333-250957), that the Company filed with the Commission on November 25, 2020 and amended on March 25, 2021 and [__________], 2021, which was subsequently declared effective by the Commission on [__________], 2021, and (b) any and all other documents or instruments executed and delivered to the Commission in connection with such Registration Statement were, at the respective times of such signing, delivery or filing, duly elected or appointed, qualified and acting as such director, officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles or portable document thereof.

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6. Attached hereto as Exhibit D are true, correct and complete copies of a good standing (or equivalent) certificate as of a recent date for the Company and each Subsidiary by the relevant authority of its jurisdiction of incorporation or organization, and such certificates attached thereto have not been amended (except as attached thereto) since the date reflected thereon.

7. Gary Copperud, the Company's Chief Executive Officer, or Kenneth Brimmer, the Company's Chief Operating Officer and Chief Financial Officer, has executed and delivered on behalf of the Company the Underwriting Agreement and the other Transaction Documents in accordance with their respective terms thereof.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Securities pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Loeb & Loeb LLP and Ruffa & Ruffa, P.C. is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

This certificate may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this certificate by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

45

IN WITNESS WHEREOF, I have hereunder signed my name on this [__] day of [___], 2021.

Name:
Title:

The undersigned as Chief Executive Officer of the Company hereby certifies that [__________] is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

Gary Copperud, Chief Executive Officer

[Signature page to BT Brands, Inc. Secretary's Certificate]

46

Secretary's Certificate

Exhibit A

Articles of Incorporation

47

Secretary's Certificate

Exhibit B

Bylaws

48

Secretary's Certificate

Exhibit C

Board Resolutions

49

Secretary's Certificate

Exhibit D

Good Standing Certificates

50

EXHIBIT D

CHIEF FINANCIAL OFFICER'S CERTIFICATE

BT BRANDS, INC.

[____], 2021

I, Kenneth Brimmer, do hereby certify that I am the Chief Financial Officer, of BT Brands, Inc., a Wyoming corporation (the "Company"), and, in my capacity as such and not in any individual capacity, and based upon a diligent examination of the financial records of the Company, the scope and nature of such examination being designed to identify information relevant to the subjects addressed below, do hereby certify to the Representatives (as defined below) that:

1. I am providing this certificate in connection with the offering (the "Offering") by the Company of an aggregate of [__________] Units ("Units"), with each Unit consisting of one share of the Company's common stock, par value $0.002 per share (the "Common Stock") and one warrant to purchase one share of Common Stock pursuant to Section 2.3(j) of that certain underwriting agreement, dated [__________], 2021 (the "Underwriting Agreement"), by and between the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, as representatives of the several Underwriters named on Schedule I thereto. The Offering is being made pursuant to the registration statement on Form S-1, as amended (File No. 333-250957) (the "Registration Statement"), that was filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and that was subsequently declared effective by the SEC on [__________], 2021. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

2. I am familiar with the accounting, operations and records systems of the Company and its subsidiaries and I have responsibility for the Company's financial and accounting matters. I have (i) read the Registration Statement and the Prospectus; and (ii) supervised the compilation of and reviewed the financial information set forth in the Registration Statement and the Prospectus (collectively, the "Financial Information"). Such Financial Information has been derived from the applicable accounting or financial records of the Company or its subsidiaries, which I believe, to the best of my knowledge, are accurate, complete and reliable.

3. I have prepared or reviewed the amounts and information identified in the pages of the Registration Statement and the Prospectus and Company's investor presentation, attached as Annex A hereto (collectively, the "Financial and Numerical Information"). To my knowledge, such Financial and Numerical Information, as of the date hereof, matches or is accurately derived from the applicable accounting or financial records of the Company or its subsidiaries.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Securities pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Loeb & Loeb LLP and Ruffa & Ruffa, P.C. is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

[Signature page follows]

51

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer's Certificate on behalf of the Company as of the date first written above.

BT BRANDS, INC.

By:
Name:	Kenneth Brimmer
Title:	Chief Financial Officer

[Signature page to Chief Financial Officer Certificate—BT Brands, Inc.]

52

EXHIBIT E

FORM OF WARRANT

[attached hereto]

53

EXHIBIT F

FORM OF REPRESENTATIVE WARRANT

[attached hereto]

54

EXHIBIT G

FORM OF WARRANT AGENT AGREEMENT

[attached hereto]

55